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				STERLING SUGARS, INC.
			COMPUTATION OF EARNINGS PER SHARE (1)

					       Year Ended January 31,
					     1996        1995       1994
					 ----------------------------------
 Primary
  Earnings (loss)
   Earnings (loss) before cumulative
   effect of change in accounting
   principle                              $ 2,119,609 $  742,383  $(1,183,319)

  Cumulative effect of change in
  accounting principle
   Earnings (loss) applicable to
   common stock                                 -           -         200,000
					  ----------- ----------- -----------
					  $ 2,119,609 $  742,383  $(  983,319)
					  ====================================

 Shares
  Weighted average number of common
  shares outstanding                        2,500,000  2,450,000    2,450,000
  Assuming exercise of option to purchase
  50,000 shares of treasury stock               -         10,685        -
					    ---------- ----------  -----------
  Weighted average number of common shares
  outstanding as adjusted                   2,500,000  2,460,685    2,450,000
					   =========== ==========  ===========
 Primary earnings (loss) per common share
  Before cumulative effect of change in
  accounting principle                           $.85       $.30        $(.48)
  Cumulative effect of change in accounting
  principle                                        -         -            .08
					       -------   --------  -----------
						 $.85       $.30        $(.40)
					       =======   ========  ===========

 (1) See Note 9 of the Notes to Financial Statements


















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